                                                                     Exhibit 4.3


THE WARRANT AND UNDERLYING SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO THE TERMS OF SECTION 1.2 OF THIS WARRANT AGREEMENT AND AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.


                      WARRANT TO PURCHASE 100,000 SHARES
            VOID AFTER 5:00 P.M., PACIFIC TIME ON FEBRUARY 21, 2005


                     KEYSTONE AUTOMOTIVE INDUSTRIES, INC.
                       WARRANT AGREEMENT AND CERTIFICATE


     This certifies that, for value received, LKQ Corporation, a Delaware corporation, the registered holder (the "Warrantholder"), 120 N. LaSalle Street, Suite 3300, Chicago, Illinois 60602 is entitled to purchase from Keystone Automotive Industries, Inc., a California corporation (the "Company") with its principal office located at 700 E. Bonita Avenue, Pomona, California 91767, at any time after February 21, 2001 and before 5:00 p.m., Pacific Time, on the date set forth above, which date is the date 60 months following the initial issuance date of this Warrant (the "Termination Date") at the purchase price of $6.50 per share (the "Exercise Price"), the number of Shares of the Company's Common Stock (the "Shares") set forth above. The Termination Date, the number of Shares purchasable upon exercise of this Warrant and the Exercise Price per Share are subject to adjustment from time to time as set forth in Section 3 below.

Section 1.  Transfer or Exchange of Warrant.
            -------------------------------

     1.1 The Company is entitled to treat the registered owner of this Warrant as the owner in fact for all purposes and will not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and will not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary, unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation amounts to gross negligence or bad faith.

     1.2 This Warrant may not be sold, transferred, assigned or hypothecated, other than by operation of law, prior to the earlier to occur of (i) the Termination Date or (ii) the date of termination of this Warrant Agreement pursuant to Section 3.1 hereof, and then only in accordance with all applicable federal and state securities laws.

     1.3 This Warrant will be transferable on the books of the Company only upon delivery of this Warrant Certificate duly endorsed by the Warrantholder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall deliver a new Warrant Certificate to the person(s) or entity entitled to receive the Certificate.

Section 2.  Term of Warrant; Exercise of Warrant.
            ------------------------------------

     2.1 Subject to the terms of this Agreement and Certificate, the Warrantholder has the right, which may be exercised commencing on February 22, 2001 and ending at 5:00 p.m. Pacific Time on the Termination Date, to purchase from the Company the number of Shares which the Warrantholder may at that time be entitled to purchase on exercise of this Warrant.

     2.2 This Warrant may be exercised by surrender to the Company, at its principal office, of this Certificate evidencing the Warrant to be exercised, together with the form of election to purchase attached to this Warrant duly filled in and signed, with payment to the Company of the Exercise Price for the number of Shares in respect of which the Warrant is then exercised. Payment of the aggregate Exercise Price must be made in cash or certified funds, or if approved by the Company's Board of Directors, other property.

     2.3 Subject to Section 3 of this Warrant, upon surrender of this Warrant Certificate and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrantholder exercising this Warrant, and in such name or names as such Warrantholder may designate, certificates for the number of Shares purchased upon the exercise of this Warrant. Such certificate or certificates will be deemed to have been issued, and any person so designated to be named in the certificate will be deemed to have become a holder of record of such Shares, as of the date of receipt by the Company of such Warrant Certificate and payment of the Exercise Price. The right of purchase represented by this Warrant is exercisable, at the election of the Warrantholder, either in full or from time to time in part and, in the event that this Warrant Certificate is exercised to purchase less than all of the Shares purchasable on such exercise at any time prior to the Termination Date, a new Warrant Certificate evidencing the remaining Warrant will be issued.

     2.4 The Warrantholder will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Shares upon the exercise of Warrants.

Section 3.  Adjustment of Termination Date, Exercise Price and Shares.
            ---------------------------------------------------------

     3.1 If the Letter Agreement between the Warrantholder and the Company effective February 21, 2000 is terminated by the Company prior to February 21, 2004, the Termination Date shall be revised and the new Termination Date shall be that date one year following the date of the Company's termination of the Letter Agreement. If the Letter Agreement is terminated at anytime prior to the Termination Date by the Warrantholder, this Warrant Agreement, and all rights hereunder, will terminate concurrently with the Warrantholder's notice to the Company of the Termination of the Letter Agreement.

     3.2 If there is any change in the number of shares of outstanding Common Stock through the declaration of stock dividends, or through a recapitalization resulting in stock splits or combinations or exchanges of such shares, the number of shares of Common Stock underlying the Warrants, and the exercise price per share of the outstanding Warrants, will be proportionately adjusted by the Board to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment will be eliminated.

     3.3 In the event of the proposed dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, or a merger or consolidation of the Company with another corporation, the Board may provide that the Warrantholder will have the right to exercise such Warrant (at its then current Exercise Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, corporate separation or division, or merger or consolidation by a holder of the number of shares of Common Stock for which such Warrant might have been exercised immediately prior to such dissolution, liquidation, corporate separation or division, or merger or consolidation; or, in the alternative the Board may provide that the Warrant will terminate as of a date fixed by the Board; provided, however, that not less than 30 days' written notice of the date so fixed must be given to the Warrantholder, who will have the right, during the period of 30 days preceding such termination, to exercise the Warrant as to all or any part of the shares of Common Stock covered by the Warrant.

     3.4 The preceding paragraph will not apply to a merger or consolidation in which the Company is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (excluding a change in par value, or from no par value to par value, or any change as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Board may provide that the holder of this Warrant will have the right to exercise the Warrant solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect Parent of the Company), property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by the holder of the number of shares of Common Stock for which such Warrant might have been exercised.

     3.5 In the event of a change in the Common Stock of the Company as presently constituted into the same number of shares with a par value, the share resulting from any such change will be deemed to be the Common Stock of the Company within the meaning of this agreement.

     3.6 To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments will be made by the Board in an equitable and reasonable manner, and that determination will be final, binding and conclusive.

     3.7 Except as expressly provided in this Warrant, the Warrantholder will have no rights by reason of any subdivision or consolidation of shares of stock of any class, or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will not affect, and no adjustment will be made with respect to, the number or price of shares of Common Stock subject to this Warrant. The grant of this Warrant will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures, or to merge or consolidate, or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

Section 4.  Mutilated or Missing Warrant Certificates.  If this Warrant
            -----------------------------------------
Certificate is mutilated, lost, stolen or destroyed, the Company shall, at the request of the holder of such Certificate, issue and deliver, in exchange and substitution for and upon cancellation of the mutilated Certificate, or in lieu of and substitution for the Certificate, lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest; but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of the Warrant Certificate and indemnity by the Warrantholder, if requested by the Company, in a form that is satisfactory to
the Company.   An applicant for a substitute Warrant Certificate shall also comply with other reasonable regulations and pay other reasonable charges as the Company may prescribe.

Section 5.  Reservation of Shares of Common Stock.  There has been reserved, and
            -------------------------------------
the Company shall at all times keep reserved so long as any of the Warrants remain outstanding, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrant and the underlying securities.

Section 6.  No Fractional Shares.  The Company shall not be required to issue
            --------------------
fractional shares or scrip representing fractional shares upon the exercise of the Warrant.

Section 7.  Limitations on Resale of Securities.  The Securities underlying this
            -----------------------------------
Warrant will be "restricted securities" and may in the future be sold only in compliance with limited exemptions from registration under the Act, the availability of which must be established to the satisfaction of the Company. The following legend will be placed on the certificates evidencing the
Securities:

     The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

Section 8.  Transfer and Exercise to Comply With the Securities Act of 1933.
            ---------------------------------------------------------------
The Warrants may not be exercised except in a transaction exempt from registration under the Act.

Section 9.  Notices.  Any notice pursuant to this Agreement by the Company or by
            -------
the Warrantholders must be in writing and will be deemed to have been duly given if delivered or mailed certified mail, return receipt requested to the Company or the Warrantholder at the addresses set forth above. Each party may from time to time change the address to which notices to it are to be delivered or mailed under this Warrant by notice in accordance herewith to the other party.

Section 10.  Successors.  All the covenants and provisions of this Agreement by
             ----------
or for the benefit of the Company or the Warrantholder will bind and inure to the benefit of any successors and assigns, as permitted under Section 1.2 above.

Section 11.  Applicable Law.  This Warrant Agreement and Certificate and any
             --------------
replacement Certificate issued is and will be governed by the laws of the State of California.


                                        KEYSTONE AUTOMOTIVE INDUSTRIES, INC.


                                        By: /s/ Charles J. Hogarty
                                            ----------------------------------
                                                Charles J. Hogarty, President

                                 PURCHASE FORM


                                                    Dated _____________, _______


     The undersigned irrevocably elects to exercise the Warrant represented by this Warrant Certificate to the extent of purchasing 100,000 Shares of Keystone Automotive Industries, Inc. and makes payment of $6.50 per share in payment of the exercise price.

                       __________________________________



                     INSTRUCTIONS FOR REGISTRATION OF STOCK


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Signature

Dated: ________________________